EXHIBIT 10.7
     AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT dated as of May 30, 2006 (this “Amendment”), among Town Sports International Holdings, Inc., a Delaware corporation (the “Company”), Town Sports International, Inc., a New York corporation (“TSI”), and those of the Stockholders (as defined in the Stockolders Agreement referred to below) that are signatory hereto (the Company, TSI and such Stockholders are herein referred to collectively as the “Parties”).
RECITALS
     A. The Parties and certain other Stockholders have entered into that certain Stockholders Agreement dated as of February 4, 2004, and Amendment No. 1 to the Stockholders Agreement dated as of March 23, 2006 (the “Stockholders Agreement”).
     B. Each of the persons listed on Annex A to this Amendment have either (i) entered into an Executive Stock Agreement with the Company and certain other parties or a joinder agreement with the Company, and pursuant to such Executive Stock Agreements or joinder agreements, each person listed on Annex A has acknowledged and agreed that such person is a party to the Stockholders Agreement which governs and restricts such person’s ability to transfer any shares of the Company’s capital stock and other matters relating to such person as a shareholder of the Company or (ii) has otherwise agreed to be bound by the terms of the Stockholders Agreement.
     C. The Company has agreed to register the shares of common stock of the Company held by the Canterbury Investors in connection with the Company’s planned Initial Public Offering.
     D. The Farallon Investors have agreed to purchase 1,300,000 shares of the common stock of the Company held by the Canterbury Investors from the Canterbury Investors immediately after the consummation of the Company’s planned Initial Public Offering.
     E. The Parties desire to waive certain provisions of the Stockholders Agreement in connection with the purchase and sale.
     F. The Parties desire to amend the Stockholders Agreement in accordance with Section 10 of the Stockholders Agreement.
AGREEMENT
     NOW, THEREFORE, on the basis of the preceding facts, and in consideration of the mutual agreements and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:
     1. Definitions. Unless the context otherwise requires, all capitalized and other defined terms not defined in this Amendment shall have the respective meanings accorded to them in the Stockholders Agreement.
     2. Amendment.

     (a) The Stockholders Agreement is hereby amended to provide that, for all purposes of the Stockholders Agreement, each of the persons listed on Annex A shall be deemed, for purposes only of the Stockholders Agreement, an “Executive”, as such term is defined in the Stockholders Agreement.
     (b) Section 4(c) of the Stockholders Agreement is hereby amended in its entirety to read as follows following the consummation of the Company’s Initial Public Offering:
     “(c) Permitted Transfers. The restrictions contained in this Section 4 shall not apply with respect to any Transfer of Stockholder Shares (or Preferred Shares, to the extent this Section 4 applies to Preferred Shares) by any Stockholder (i) in the case of an individual Stockholder, pursuant to applicable laws of descent and distribution or among such Stockholder’s Family Group, (ii) in the case of holders of the BRS Shares and its Permitted Transferees, (A) among their Affiliates, partners and employees (provided that in the case of a distribution to BRS’ partners, such distribution shall be made pro rata to all such partners in accordance with the terms of its agreement of limited partnership), (B) to any employee, prospective employee, director or prospective director of the Company or any Subsidiary of the Company as incentive compensation, (C) to any former or prospective employee, director or prospective director of BRS or any Affiliate of BRS or (D) to any BRS Investor or BRS, (iii) in the case of any Canterbury Investor, any Rosewood Investor, any Farallon Investor or CapitalSource and their respective Permitted Transferees, (A) among their respective Affiliates, members and partners (provided that in the case of a distribution to any Farallon Investor’s, any Rosewood Investor’s, any Canterbury Investor’s or any CapitalSource’s members or partners, such distribution shall be made pro rata to all such partners in accordance with the terms of their respective agreements of limited partnership or limited liability operating agreements) and (B) to any employee, director or prospective director of the Company or any Subsidiary of the Company as incentive compensation, (iv) in the case any Canterbury Investor or CapitalSource, in the ordinary course of its business and in accordance with applicable law, to an Affiliate of such Person or to one or more banks or other financial institutions or entities which are not then in direct competition with the Company only if such Canterbury Investor or CapitalSource is required to do so pursuant to its applicable agreement of limited partnership or limited liability operating agreement or in connection with any dissolution of such Person pursuant to its agreement of limited partnership or limited liability operating agreement, (v) in the case of any Farallon Investor, to another Farallon Investor; or (vi) by the Canterbury Investors to the Farallon Investors pursuant to the terms of the securities purchase agreement by and among FCP, FCIP, FII, RRC, Canterbury Detroit and Canterbury Mezzanine; provided, that in each case set forth above, the rights and restrictions contained in this Section 4 shall continue to be applicable to such Stockholder Shares or Preferred Shares, as the case may be, after any such Transfer as if such Stockholder Shares or Preferred Shares, as the case may be, were held by the transferor; and provided further, that the transferees of such Stockholder Shares or Preferred Shares, as the case may be, shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares or Preferred Shares, as the case may be, so transferred by executing a joinder in substantially the form attached hereto as Exhibit A. All transferees permitted under this Section 4(c) are collectively referred to herein as “Permitted Transferees.” ”
     3. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with, the laws of the State of New York.
     4. Counterparts. This Amendment may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
     5. Bound Parties. The Stockholders Agreement is being amended by this Amendment pursuant to Section 10 of the Stockholders Agreement and the amendment to the Stockholders Agreement shall be effective upon the execution and delivery of this Amendment by the requisite approval of the Company and those Stockholders specified in Section 10 of the Stockholders Agreement.
     6. No Other Amendment. Except as expressly amended by this Amendment, the Stockholders Agreement otherwise shall remain unaffected and shall be in full force and effect.

     IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment as of the date first above written.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
By:	/s/ Richard Pyle
	Name:	Richard Pyle
	Title:	Chief Financial Officer

TOWN SPORTS INTERNATIONAL, INC.
By:	/s/ Richard Pyle
	Name:	Richard Pyle
	Title:	Chief Financial Officer

[Signature page to Amendment No. 2 to the Stockholders Agreement]

Annex A
Bartlett, Dirk
Brinsmade, Alexandra
Brush, Vince
Bubolo, Kelley
Buckbee, Bruce
Buckley, Gerard
Calvo, Gerard
Choo, Jeanie
Corella, Jill
Dang, Long
Daniel, Matt
Derleth, Karl
DiMaggio, Anthony
Donnely, Allyson
Duncan, Rob
Fifield, Robert
Gallagher, Dan
Gerson, Susan
Gurtcheff, Chris
Hartop, David
Hatten, Doug
Haughey, Ann
Hennigan, Kate
Herbst, Robert
Hickey, Judith
Houren, Peggy
Hufcut, Lisa
Jones, Cheryl
Keightley, Tim
Kendig, Gary
Khan, Asif
Kraemer, John
Laing, Chee
Lande, Jeff
Marotta, Paul
McGovern, Maureen
Meltzer, Jodie
Napolitano, Frank
O’Hearen, Sean
Oberg, Nancy
Onofrio, Dan
Priestly, Lisa
Prue, Jenny
Rasulo, Pam

Richmond, Merrill
Rockett, Jo
Rockett, Kate
Ruta, Chris
Shane, Adam
Sherman, Seth
Sinert, Jenny
Smallwood, John
Stabile, Chris
Stephen, Randy
Sullivan, Barbara
Talty, Fred
Terlitsky, Mark
Verina, Daniel
Werner, Doug